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                                                                EXHIBIT 23.4


                       CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4, of Sky Financial Group, Inc. ("Sky Financial") of our report dated July 31, 1998 on Wood Bancorp, Inc.'s ("Wood Bancorp") consolidated balance sheets as of June 30, 1998 and 1997 and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended June 30, 1998, incorporated by reference in Wood Bancorp's Annual Report on Form 10-K for the year ended June 30, 1998. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.


                                        /s/ Crowe, Chizek and Company LLP
                                        ---------------------------------
                                        Crowe, Chizek and Company LLP


Columbus, Ohio
May 26, 1999